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                                                                Exhibit 15.1



                     ACKNOWLEDGEMENT OF ERNST & YOUNG LLP

Board of Directors
Respironics, Inc. and Subsidiaries

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of Respironics, Inc. and Subsidiaries of our report dated January 23, 2001 relating to the unaudited condensed consolidated interim financial statements of Respironics, Inc. and Subsidiaries which are included in its Form 10-Q for the quarter and six months ended December 31, 2000.


                                                 /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
March 6, 2001